                             SPECIAL NOTE INDENTURE


                  Dated as of August 8, 1996 and made effective
                               as of July 31, 1996




                                     BETWEEN


                                BATTERY ONE, INC.



                                     - and -



                        MONTREAL TRUST COMPANY OF CANADA




                  Providing for the Issue of a Series of up to $6,000,000 10% Convertible Fixed and Floating Charge Secured Special Promissory
Notes

                                TABLE OF CONTENTS


                                                                            PAGE
                                    ARTICLE 1
                                 INTERPRETATION

     1.1    Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2    Gender and Number. . . . . . . . . . . . . . . . . . . . . . . .   5
     1.3    Interpretation not Affected by Headings, etc.. . . . . . . . . .   5
     1.4    Day not a Business Day . . . . . . . . . . . . . . . . . . . . .   5
     1.5    Time of the Essence. . . . . . . . . . . . . . . . . . . . . . .   5
     1.6    Currency . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     1.7    Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . .   5
     1.8    Meaning of "Outstanding" . . . . . . . . . . . . . . . . . . . .   5

                                    ARTICLE 2
                             ISSUE OF SPECIAL NOTES

     2.1    Principal Amount . . . . . . . . . . . . . . . . . . . . . . . .   6
     2.2    Form and Signature of Special Notes. . . . . . . . . . . . . . .   6
     2.3    Issue of Special Notes . . . . . . . . . . . . . . . . . . . . .   6
     2.4    Certification. . . . . . . . . . . . . . . . . . . . . . . . . .   6
     2.5    Debentures to Rank Pari Passu. . . . . . . . . . . . . . . . . .   7
     2.6    Registration and Transfer of Special Notes . . . . . . . . . . .   7
     2.7    Persons Entitled to Payment. . . . . . . . . . . . . . . . . . .   7
     2.8    Mutilation, Loss, Theft or Destruction . . . . . . . . . . . . .   8
     2.9    Exchanges of Special Notes . . . . . . . . . . . . . . . . . . .   8
     2.10   Charges. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     2.11   Option of Holder as to Place of Payment. . . . . . . . . . . . .   8
     2.12   Trustee Not Bound to Make Enquiries. . . . . . . . . . . . . . .   9
     2.13   Noteholder Not a Shareholder . . . . . . . . . . . . . . . . . .   9
     2.14   Exercise Terms of Special Notes. . . . . . . . . . . . . . . . .   9

                                    ARTICLE 3
                                    REPAYMENT

     3.1    Covenant to Pay. . . . . . . . . . . . . . . . . . . . . . . . .   9
     3.2    Deemed Exercise. . . . . . . . . . . . . . . . . . . . . . . . .   9
     3.3    Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     3.4    Order of Repayment . . . . . . . . . . . . . . . . . . . . . . .  10

                                    ARTICLE 4
               SECURITY FOR PAST, PRESENT AND FUTURE INDEBTEDNESS

     4.1    Security . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     4.2    Mortgaged Property . . . . . . . . . . . . . . . . . . . . . . .  10
     4.3    Exceptions . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     4.4    Obligation to Pay. . . . . . . . . . . . . . . . . . . . . . . .  11
     4.5    Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     4.6    Partial Release. . . . . . . . . . . . . . . . . . . . . . . . .  12
     4.7    Proviso for Possession Until Default . . . . . . . . . . . . . .  12

                                    ARTICLE 5
                            EXERCISE OF SPECIAL NOTES

     5.1    Method of Exercise of Special Notes. . . . . . . . . . . . . . .  12
     5.2    Effect of Exercise of Special Notes. . . . . . . . . . . . . . .  13
     5.3    Partial Exercise of Special Notes; Fractions . . . . . . . . . .  14
     5.4    Expiration of Special Notes. . . . . . . . . . . . . . . . . . .  14
     5.5    Cancellation of Surrendered Special Notes. . . . . . . . . . . .  14
     5.6    Accounting and Recording . . . . . . . . . . . . . . . . . . . .  14
     5.7    Exercise by Trustee  . . . . . . . . . . . . . . . . . . . . . .  14
     5.8    Securities Restrictions. . . . . . . . . . . . . . . . . . . . .  15

                                    ARTICLE 6
                                  INDEBTEDNESS

     6.1    Covenant to Pay. . . . . . . . . . . . . . . . . . . . . . . . .  15
     6.2    Terms and Conditions of Special Notes. . . . . . . . . . . . . .  15

                                    ARTICLE 7
                     RIGHTS OF THE CORPORATION AND COVENANTS

     7.1    Optional Purchases by the Corporation. . . . . . . . . . . . . .  16
     7.2    General Covenants. . . . . . . . . . . . . . . . . . . . . . . .  16
     7.3    Trustee's Remuneration and Expenses. . . . . . . . . . . . . . .  17
     7.4    Securities Qualification Requirements. . . . . . . . . . . . . .  17
     7.5    Performance of Covenants by Trustee. . . . . . . . . . . . . . .  17

                                    ARTICLE 8
                                   ENFORCEMENT

     8.1    Suits by Noteholders . . . . . . . . . . . . . . . . . . . . . .  17
     8.2    Immunity of Shareholders, etc. . . . . . . . . . . . . . . . . .  18
     8.3    Limitation of Liability. . . . . . . . . . . . . . . . . . . . .  18
     8.4    Waiver of Default. . . . . . . . . . . . . . . . . . . . . . . .  18

                                    ARTICLE 9
                             MEETINGS OF NOTEHOLDERS

     9.1    Right to Convene Meetings. . . . . . . . . . . . . . . . . . . .  18
     9.2    Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     9.3    Chairman . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     9.4    Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     9.5    Power to Adjourn . . . . . . . . . . . . . . . . . . . . . . . .  19
     9.6    Show of Hands. . . . . . . . . . . . . . . . . . . . . . . . . .  19
     9.7    Poll and Voting. . . . . . . . . . . . . . . . . . . . . . . . .  20
     9.8    Regulations. . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     9.9    Corporation and Trustee May be Represented . . . . . . . . . . .  21
     9.10   Powers Exercisable by Extraordinary Resolution . . . . . . . . .  21
     9.11   Meaning of Extraordinary Resolution. . . . . . . . . . . . . . .  22

     9.12   Powers Cumulative. . . . . . . . . . . . . . . . . . . . . . . .  22
     9.13   Minutes. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     9.14   Instruments in Writing . . . . . . . . . . . . . . . . . . . . .  23
     9.15   Binding Effect of Resolutions. . . . . . . . . . . . . . . . . .  23
     9.16   Holdings by Corporation Disregarded. . . . . . . . . . . . . . .  23

                                   ARTICLE 10
                             SUPPLEMENTAL INDENTURES

     10.1   Provision for Supplemental Indentures for Certain Purposes . . .  23
     10.2   Successor Corporations . . . . . . . . . . . . . . . . . . . . .  24

                                   ARTICLE 11
                             CONCERNING THE TRUSTEE

     11.1   Trust Indenture Legislation. . . . . . . . . . . . . . . . . . .  24
     11.2   Rights and Duties of Trustee . . . . . . . . . . . . . . . . . .  24
     11.3   Evidence, Experts and Advisers . . . . . . . . . . . . . . . . .  25
     11.4   Documents, Monies, etc. Held by Trustee. . . . . . . . . . . . .  25
     11.5   Actions by Trustee to Protect Interest . . . . . . . . . . . . .  26
     11.6   Trustee Not Required to Give Security. . . . . . . . . . . . . .  26
     11.7   Protection of Trustee. . . . . . . . . . . . . . . . . . . . . .  26
     11.8   Replacement of Trustee; Successor by Merger. . . . . . . . . . .  26
     11.9   Conflict of Interest . . . . . . . . . . . . . . . . . . . . . .  27
     11.10  Indemnity of Trustee . . . . . . . . . . . . . . . . . . . . . .  27
     11.11  Acceptance of Trust. . . . . . . . . . . . . . . . . . . . . . .  27
     11.12  Trustee Not to be Appointed Receiver . . . . . . . . . . . . . .  27

                                   ARTICLE 12
                                     GENERAL

     12.1   Notice to the Corporation and the Trustee. . . . . . . . . . . .  28
     12.2   Notice to Noteholders. . . . . . . . . . . . . . . . . . . . . .  28
     12.3   Ownership of Special Notes . . . . . . . . . . . . . . . . . . .  29
     12.4   Evidence of Ownership. . . . . . . . . . . . . . . . . . . . . .  29
     12.5   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     12.6   Satisfaction and Discharge of Indenture. . . . . . . . . . . . .  29
     12.7   Successors . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     12.8   Sole Benefit of Parties and Noteholders. . . . . . . . . . . . .  30
     12.9   Common Shares or Special Notes Owned by the Corporation or its
            Subsidiaries - Certificate to be Provided. . . . . . . . . . . .  30

THIS SPECIAL NOTE INDENTURE dated the 8th day of August, 1996 and made effective as of the 31st day of July, 1996


BETWEEN:

            BATTERY ONE, INC., a corporation incorporated under the laws of the Province of Alberta, having an office in the City of Toronto, in the Province of Ontario (hereinafter referred to as the "Corporation")

                                                               OF THE FIRST PART

AND

            MONTREAL TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada and authorized to carry on business in all provinces of Canada (hereinafter referred to as the "Trustee")

                                                              OF THE SECOND PART

            WHEREAS:

A. the Corporation is proposing to issue Special Notes in the manner herein set forth;

B. the Special Notes shall, subject to adjustment, entitle the holder thereof to acquire Debentures at no additional cost upon the terms and conditions herein set forth;

C. all acts and deeds necessary have been done and performed to make the Special Notes, when issued as provided in this Indenture, legal, valid and binding upon the Corporation with the benefits and subject to the terms of this Indenture;

D. the foregoing recitals are made as representations and statements of fact by the Corporation and not the Trustee; and

E. the Trustee has agreed to act as trustee for the Noteholders on the terms and conditions herein set forth.

            NOW THEREFORE, the parties hereto agree as follows:


                                    ARTICLE 1
                                 INTERPRETATION

1.1    DEFINITIONS

       In this Indenture, including the recitals and schedules hereto, and in all indentures supplemental hereto:

(a) "Agency Agreement" means the agency agreement dated August 8, 1996 and made effective as of the 31st day of July, 1996 between the Corporation and the Agent relating to the offering of Special Notes;

(b)    "Agent" means C.M. Oliver & Company Limited;

(c) "Applicable Legislation" means the provisions of the Statutes of Canada and its provinces, and the regulations under those statutes, relating to trust indentures or to the rights, duties and obligations of trustees and of corporations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Indenture;

(d) "Business Day" means a day which is not Saturday or Sunday or a legal holiday in the City of Calgary, Alberta;

(e) "Common Shares" means fully paid and non-assessable common shares of the Corporation as presently constituted;

(f) "Corporation's Auditors" means a firm of chartered accountants duly appointed as auditors of the Corporation;

(g) "Counsel" means a barrister or solicitor or a firm of barristers and solicitors retained by the Trustee or retained by the Corporation and acceptable to the Trustee;

(h) "Debentures" means the series of up to $6,000,000 10% convertible fixed and floating charge secured debentures of the Corporation issuable pursuant to the Debenture Trust Indenture;

(i) "Debenture Trust Indenture" means the debenture indenture, dated August 8, 1996 and made effective as of July 31, 1996, between the Corporation and the Trustee providing for the creation and issuance of the Debentures, as amended or supplemented from time to time;

(j) "director" means a director of the Corporation for the time being and, unless otherwise specified herein, reference to action "by the directors" means action by the directors of the Corporation as a board or, whenever duly empowered, action by any committee of such board;

(k)    "Effective Date" means the 31st day of July, 1996;

(l) "Exercise Date" means, with respect to any Special Note, the date on which the Note Certificate representing such Special Note is surrendered for exercise, or otherwise deemed exercised, in accordance with Article 3;

(m)    "Expiry Date" means the earlier of:

       (i) the sixth business day after the day upon which a receipt for a Prospectus or an Order has been obtained by each of the Securities Commissions; and

       (ii)   July 31, 1997;

(n)    "extraordinary resolution" has the meaning set forth in section 9.11;

(o) "Filing Jurisdictions" means each of the provinces of Alberta, British Columbia and Ontario;

(p)    "Issue Date" means the date hereof;

(q)    "Mortgaged Property" shall have the meaning ascribed thereto in section
       4.2 hereof, including, without limitation, all of the undertaking, property and assets, both present and future, of the Corporation, of whatsoever nature and kind and wheresoever situated, that are from time to time subject to any mortgage, lien, assignment, transfer, hypothec, pledge or charge created under or secured by this Debenture Trust Indenture or by any indenture supplementary hereto;

(r) "Negotiable Instruments" means cash and all negotiable instruments including, without limitation, promissory notes, cheques, drafts and bills of exchange;

(s) "Net Proceeds" means any Subscription Funds less all amounts paid to the Agent and the Agent's Counsel pursuant to the terms of the Agency Agreement;

(t) "Note Agency" means the principal office of the Trustee in the City of Calgary or such other place as may be designated in accordance with subsection 5.1(c);

(u) "Note Certificate" means a certificate issued on or after the Effective Date to evidence Special Notes;

(v) "Noteholders", or "holders" without reference to Common Shares, means the persons who are registered holders of Special Notes;

(w) "Noteholders' Request" means an instrument signed in one or more counterparts by Noteholders entitled to acquire in the aggregate not less than 25% of the aggregate principal amount of Debentures which could be acquired pursuant to all Special Notes then unexercised and outstanding, requesting the Trustee to take some action or proceeding specified therein;

(x) "Note Register" means the register maintained by the Trustee for the Special Notes;

(y) "Order" means an order of a Securities Commission in a Filing Jurisdiction that permits the Debentures and Common Shares issuable upon the exercise of the Debentures to be tradeable in such Filing Jurisdiction without being subject to the prospectus requirement of or any "hold period" under, the Applicable Legislation in such Filing Jurisdiction;

(z)    "Permitted Encumbrances" means, as of any date, any of the following:

       (i)    liens for taxes, assessments or governmental charges:

              (A)    not at such date due or delinquent; or

              (B) the validity of which the Corporation shall be contesting in good faith and in respect of which:

                     (1) an amount in cash sufficient to pay such taxes, assessments or charges shall have been deposited with a court, a taxing or assessing authority or the Noteholder; or

                     (2) a surety bond, satisfactory to the Noteholder, for such amount shall have been deposited with the Noteholder;

       (ii) the lien of any judgment rendered, or of any claim filed, against the Corporation which the Corporation shall be contesting in good faith and in respect of which:

              (A) an amount in cash sufficient to pay such judgment or claim shall have been deposited with a court or the Noteholder; or

              (B) a surety bond, satisfactory to the Noteholder, for such amount, shall have been deposited with the Noteholder;

       (iii) undetermined or inchoate liens incidental to construction or current operations which have not as such date been filed pursuant to law against the Mortgaged Property or against the Corporation or which relate to obligations not at such date due or delinquent;

       (iv) easements, rights of way, servitudes or other similar rights in property (including, without limitation, rights of way and servitudes for railways, sewers, drain, pipelines, gas and water mains, electric light, power, telephone, telegraph or cable television conduits, poles, wires and cables) granted to or reserved or taken by other persons which in the aggregate do not materially detract from the value of such property or materially detract from the value of such property or materially impair its use in the operation of the business of the Corporation;

       (v) security given by the Corporation to a public utility, any municipality, governmental or other public authority when required by such utility, municipality or authority in the ordinary course of the business of the Corporation; and

       (vi) any other lien, the validity of which is being contested in good faith and where the Corporation has deposited:

              (A) with the court of the Noteholder, an amount in cash sufficient to pay the same in full;

              (B) with the Noteholder, a surety bond, satisfactory to the Noteholder, for such amount;

(aa) "person" means an individual, body corporate, partnership, trust, trustee, executor, administrator, legal representative or any unincorporated organization;

(ab) "Prospectus" means a final prospectus in respect of the distribution of Debentures upon the exercise of Special Notes;

(ac)   "Shareholder" means a holder of record of one or more Common Shares;

(ad) "Securities Commissions" means, collectively, the securities commissions or similar regulatory authorities in the Filing Jurisdictions;

(ae) "Security Interest" means any assignment, mortgage, charge, pledge, lien, encumbrance or security interest whatsoever, howsoever, created or arising, whether absolute or contingent, fixed or floating, perfected or not, but does not include set-off or any right of set-off;

(af) "Special Notes" means the series of up to $6,000,000 10% convertible first fixed and floating charge secured special promissory notes issued and certified hereunder and for the time being outstanding entitling the holder to acquire Debentures;

(ag) "Special Note Indenture", "Indenture", "herein", "hereby", "hereof" and similar expressions mean and refer to this indenture and any other indenture, deed or instrument supplemental hereto, and the expressions "Article", "section", "subsection" and "paragraph" followed by a number, letter or both mean and refer to the specified article, section, subsection or paragraph of this Indenture;

(ah) "Subsidiary" or "Subsidiary of the Corporation" means any corporation of which more than 50% of the outstanding Voting Shares are owned, directly or indirectly, by or for the Corporation, provided that the ownership of such shares confers the right to elect at least a majority of the board of directors of such corporation and includes any corporation in like relation to a Subsidiary;

(ai)   "Time of Expiry" means 5:00 p.m. (Calgary time) on the Expiry Date;

(aj) "Trading Day" means, with respect to a stock exchange, a day on which such exchange is open for the transaction of business and, with respect to the over-the-counter market, means a day on which The Alberta Stock Exchange is open for the transaction of business;

(ak) "Trustee" means Montreal Trust Company of Canada or its successors from time to time in the trust hereby created;

(al) "written order of the Corporation", "written request of the Corporation", "written consent of the Corporation" and "certificate of the Corporation" mean, respectively, a written order, request, consent and certificate signed in the name of the Corporation by its Chairman, President or a Vice-President, and may consist of one or more instruments so executed.

1.2    GENDER AND NUMBER

       Unless herein otherwise expressly provided or unless the context otherwise requires, words importing the singular include the plural and VICE VERSA and words importing gender include all genders.

1.3    INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

       The division of this Indenture into articles and sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

1.4    DAY NOT A BUSINESS DAY

       In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day.

1.5    TIME OF THE ESSENCE

       Time shall be of the essence of this Indenture.

1.6    CURRENCY

       Except as otherwise stated, all dollar amounts herein are expressed in Canadian currency.

1.7    APPLICABLE LAW

       This Indenture and the Note Certificates shall be construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein and shall be treated in all respects as Alberta contracts.

1.8    MEANING OF "OUTSTANDING"

       Every Special Note represented by a Note Certificate countersigned by the Trustee and delivered to the holder is deemed to be outstanding until it is cancelled, deemed to be cancelled, delivered to the Trustee for cancellation or until it expires at the Time of Expiry. Where a new Note Certificate has been issued pursuant to section 2.8, to replace one which has been mutilated, lost, stolen or destroyed, the Special Notes represented by only one of such Note Certificates are counted for the purpose of determining the aggregate number of Special Notes outstanding.

                                    ARTICLE 2
                             ISSUE OF SPECIAL NOTES

2.1    PRINCIPAL AMOUNT

       The aggregate principal amount of Special Notes authorized to be issued under this Indenture, shall consist of and be limited to six million ($6,000,000) dollars in lawful money of Canada. The Special Notes shall be designated as "$6,000,000 10% convertible fixed and floating charge secured special promissory notes" and shall be dated as of the Issue Date.

2.2    FORM AND SIGNATURE OF SPECIAL NOTES

       The Special Notes shall be issued only as fully registered Special Notes in the denomination of $1,000 and integral multiples of $1,000. The Special Notes and the certificate of the Trustee endorsed thereon shall be substantially in the form set forth in Schedule "A" hereto. The Special Notes shall be dated as of the Issue Date and shall bear such distinguishing letters and numbers as the Trustee may approve.

       The Special Notes may be engraved, printed or lithographed, or be partly in one form and partly in another, as the Corporation may determine.

       The Special Notes shall be under the seal of the Corporation (or a reproduction thereof which shall be deemed to be the seal of the Corporation) and shall be signed (either manually or by facsimile signature) by any one officer or director of the Corporation. A facsimile signature upon any of the Special Notes shall for all purposes of this Indenture be deemed to be the signature of the person whose signature it purports to be and to have been signed at the time such facsimile signature is reproduced and notwithstanding that any person whose signature, either manual or in facsimile, may appear on the Special Notes is not, at the date of this Indenture or at the date of the Special Notes or at the date of the certifying and delivery thereof, the holder of the office indicated, any such Special Notes shall be valid and binding upon the Corporation and entitled to the benefits of this Indenture.

2.3    ISSUE OF SPECIAL NOTES

       From time to time, and at any time, upon the written direction of the Corporation signed by any one of its directors or officers, the Trustee shall issue and register the Special Notes in the names and denominations as specified in such direction, and will certify and deliver the same in accordance with such direction.

       Special Notes in the aggregate principal amount not exceeding six million ($6,000,000) dollars in lawful money of Canada shall be executed by the Corporation and, forthwith after such execution, shall be delivered to the Trustee and shall be certified by the Trustee and delivered to, or to the order of, the Corporation pursuant to a written direction of the Corporation without the Trustee receiving any consideration therefore.

2.4    CERTIFICATION

       No Special Note shall be issued or, if issued, shall be obligatory or shall entitle the holder to the benefits of this Indenture, until it has been certified by or on behalf of the Trustee substantially in the form set out in Schedule "A" hereto or in some other form approved by the Trustee. Such certification on any Special Note shall be conclusive evidence that such Special
Note is duly issued, is a valid obligation of the Corporation and that the holder is entitled to the benefits hereof.


       The certificate of the Trustee signed on the Special Notes shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Special Notes or as to the issuance of the Special Notes, and the Trustee shall in no respect be liable or answerable for the use made of the Special Notes or any of them or the proceeds thereof. The certificate of the Trustee signed on the Special Notes, shall, however, be a representation and warranty by the Trustee that the Special Notes have been duly certified by or on behalf of the Trustee pursuant to the provisions of this Indenture.

2.5    SPECIAL NOTES TO RANK PARI PASSU

       The Special Notes may be issued in such amounts, to such persons and on such terms not inconsistent with the provisions of this Indenture, as the directors may determine. Each Special Note as soon as issued or negotiated shall, subject to the terms hereof, be equally and proportionately entitled to the benefits hereof as if all of the Special Note had been issued and negotiated simultaneously.

2.6    REGISTRATION AND TRANSFER OF SPECIAL NOTES

       The Corporation shall, at all times while any Special Notes are outstanding, cause to be kept by and at the principal office of the Trustee in the City of Calgary and in such other place or places as the Corporation with the approval of the Trustee may designate, registers in which shall be entered the names and addresses of the holders of Special Notes and particulars of the Special Notes held by them respectively. The registers referred to in this section shall at all reasonable times be open for inspection by the Corporation, the Trustee and any Noteholder.

       THE SPECIAL NOTES ARE SUBJECT TO RESALE RESTRICTIONS AND MAY NOTE BE SOLD OR OTHERWISE TRADED OR TRANSFERRED.

       The Corporation and the Trustee will deem and treat the registered owner of any Special Note as the beneficial owner thereof for all purposes and neither the Corporation nor the Trustee shall be effected by any notice to the contrary.

       Subject to the provisions of this Indenture, and applicable law, the Noteholder shall be entitled to the rights and privileges attached to the Special Notes and the issuance of Debentures upon exercise of the Special Notes by any Noteholder in accordance with the terms and conditions herein contained shall discharge all responsibilities of the Corporation and the Trustee with respect to such Special Notes (subject to any outstanding obligations owing by the Corporation to any Noteholder under Article 6 hereof) and neither the Corporation nor the Trustee shall be bound to inquire into the title of any such holder.

       Neither the Trustee, the Corporation nor any registrar shall be charged with notice of or be bound to see to the execution of any trust, whether expressed, implied or constructive, in respect of any Special Note.

       Except in the case of the register required to be kept at the City of Calgary, the Corporation shall have power at any time to close any register upon which the registration of any Special Note appears and in that event it shall transfer the records thereof to another existing register or to a new register and thereafter such Special Notes shall be deemed to be registered on such existing or new register, as the case may be.

2.7    PERSONS ENTITLED TO PAYMENT

       The person in whose name any Special Note shall be registered shall be deemed and regarded as the owner thereof for all purposes of this Indenture and payment of or on account of the principal amount of such Special Note and the interest payable thereon shall be made only to or upon the order in writing of such holder thereof. Such payment shall be a good and sufficient discharge to the Trustee and any registrar and to the Corporation and any paying agent for the amounts so paid.

       The holder for the time being of any Special Note shall be entitled to the principal monies, free from all equities and rights of set-off or counter claim between the Corporation and the original or any intermediate holder thereof, and all persons may act accordingly.

       Delivery to the Corporation by a Noteholder of a Special Note or the receipt of such holder for the principal monies shall be a good and sufficient discharge to the Corporation, which shall not be bound to enquire into the title of such holder, save as ordered by some court of competent jurisdiction or as required by statute. Neither the Corporation, the Trustee nor any registrar shall be charged with notice of or be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any Special Note nor be affected by notice of any equity that may be subsisting in respect thereof.

       Where Special Note are registered in more than one name the principal monies may be paid by cheque payable to the order of all such holders, failing written instruction from them to the contrary, and such payment shall be a good and sufficient discharge to the Trustee and any registrar and to the Corporation and any paying agent.

       In the case of the death of one or more joint holders, the principal monies may be paid to the survivor or survivors of such holders whose receipt therefor shall constitute a good and sufficient discharge to the Trustee and any registrar and to the Corporation and paying agent.

2.8    MUTILATION, LOSS, THEFT OR DESTRUCTION

       In case any of the Special Notes issued hereunder shall become mutilated or be lost, stolen or destroyed, the Corporation, in its discretion, may issue, and thereupon the Trustee shall certify and deliver, a new Special Note upon surrender and cancellation of the mutilated Special Note, or in the case of a lost, stolen or destroyed Special Note, in lieu of and in substitution for the same, and the substituted Special Note shall be in a form approved by the Trustee and shall be entitled to the benefits of this Indenture equally with all other Special Notes issued or to be issued hereunder without preference or priority one over another. In case of loss, theft or destruction the applicant for a substituted Special Note shall furnish to the Corporation and to the Trustee such evidence of such loss, theft or destruction as shall be satisfactory to them in their discretion and shall also furnish indemnity satisfactory to them in their discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Special Note.

2.9    EXCHANGES OF SPECIAL NOTES

       Special Notes of any denomination may be exchanged for Special Notes of any other authorized denomination or denominations for an equivalent aggregate principal amount. Any exchange of Special Notes may be made at the offices of the Trustee or at the offices of any registrar or registrars where registers are maintained for the Special Notes pursuant to the provisions of section 2.6. Any Special Notes tendered for exchange shall be surrendered to the Trustee or appropriate registrar and shall be cancelled.

2.10   CHARGES

       Except as herein otherwise provided and subject to the terms hereof, upon any exchange of Special Notes of any denomination for other Special Notes, the Corporation or the Trustee may make a sufficient charge to reimburse it for any stamp or security transfer taxes or other governmental charge required to be paid and, in addition, a reasonable charge for its services, and payment of the said charge shall be made by the party requesting such exchange as a condition precedent thereto.

2.11   OPTION OF HOLDER AS TO PLACE OF PAYMENT

       Except as herein otherwise provided, all sums which may at any time become payable, whether at maturity or otherwise, on account of any Special Notes shall be payable at the option of the holder at any of the places at which the principal of such Special Notes are payable.

2.12   TRUSTEE NOT BOUND TO MAKE ENQUIRIES

       The Trustee, prior to the certification and delivery of any Special Notes under any of the provisions of this Article, shall not be bound to make any enquiry or investigation as to the correctness of the matters set out in any of the resolutions, opinions, certificates or other documents required by the provisions of this Indenture, but shall be entitled to accept and act upon the said resolutions, opinions, certificates and other documents. The Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable.

2.13   NOTEHOLDER NOT A SHAREHOLDER

       Nothing in this Indenture or in the holding of a Special Note or otherwise, shall, in itself, confer or be construed as conferring upon a Noteholder any right or interest whatsoever as a shareholder or as any other shareholder of the Corporation, including, but not limited to, the right to vote at, to receive notice of, or to attend, meetings of shareholders or any other proceedings of the Corporation, or the right to receive dividends or other distributions.

2.14   EXERCISE TERMS OF SPECIAL NOTES

       Each Special Note authorized to be issued hereunder shall entitle the holder thereof, upon exercise, or upon the exercise of the Special Notes by the Trustee on behalf of the Noteholders as provided for in section 5.7, to acquire Debentures on the basis of $1,000 principal amount of Debentures per $1,000 principal amount of Special Notes, at any time after the Effective Date and until the Time of Expiry at no additional cost to the holder.

                                    ARTICLE 3
                                    REPAYMENT

3.1    COVENANT TO PAY

       Except in the event that the Special Notes or any part thereof is exercised into Debentures of the Corporation as hereinafter provided, the Corporation, for value received, acknowledges and confirms itself to be indebted to the Noteholders and promises to pay the Noteholders the principal amount of Special Notes outstanding from time to time, in the manner and the priority as hereinafter set forth, or on such earlier date as the principal amount hereby secured may be payable and in the meantime promises to pay interest on the principal amount at the rate and times as hereinafter set forth, and should the Corporation at any time make default of its obligations or in the payment of any part or all of the principal amount or interest, then to pay interest on the amount in default both before and after judgment at the same rate and like money at the same place on the same date.

3.2    DEEMED EXERCISE

       Where the Special Notes are exercised into Debentures as hereinafter provided, the Special Notes shall, subject to the terms of the Debenture Trust Indenture, be deemed to have been fully paid and expired on the date of such exercise.

3.3    INTEREST

       Except in the event that the Special Notes or any part thereof is converted into Debentures of the Corporation as hereinafter provided, interest shall be payable on the outstanding balance of the principal amount of the Special Notes at a rate of ten (10%) percent per annum and payable after as well as before maturity, default and judgment with interest payable on overdue interest at the same rate.

       Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the execution of this Special Note Indenture. Interest will be computed on the basis of a 365 day year. As interest becomes due hereunder, the Corporation shall pay such interest at the holder's office as contemplated in section 2.6 and section 2.7 hereof.

       The Corporation will pay interest semi-annually on the last day of each calendar month of such half year during the term of the Special Notes (June 30 and December 31), from the date of execution of this Indenture, with the first payment of interest to commence on December 31, 1996.

       Where the Special Notes are exercised into Debentures as hereinafter provided, the accrued interest to the date of the exercise of the Special Notes shall carry over to the Debentures with the accrued interest under the Special Note paid in accordance with the terms of the Debenture Trust Indenture.

3.4    ORDER OF REPAYMENT

       The holders shall, and the Corporation hereby irrevocably authorizes the holders, to apply all payments made by the Corporation against the principal amounts of the Special Notes, interest thereon and other monies which are payable by the Corporation under the Special Notes in the following order: (a) all expenses and other monies from time to time secured hereunder; (b) interest payable hereunder; and (c) the principal amount of the Special Notes.

                                    ARTICLE 4
               SECURITY FOR PAST, PRESENT AND FUTURE INDEBTEDNESS

4.1    SECURITY

       The mortgages, pledges and charges created herein shall take effect forthwith upon the execution hereof and shall secure any and all indebtedness now or hereafter owing by the Corporation to the holders hereunder; and provided further, without restricting the generality of the foregoing, the Corporation may reduce the principal amount outstanding from time to time, without notice, bonus or penalty, and the holders, if they are so willing, and in their sole discretion, may provide further advances to the Corporation to the extent that the balance outstanding may be increased, reduced and varied from time to time; and provided further, without restricting the generality of the foregoing, the indebtedness secured by the mortgages, pledges and charges created herein shall include the following:

(a) Any sums advanced by the holders on behalf of the Corporation or expenses or costs incurred by the holders, or the Trustee appointed hereunder, which are made or incurred pursuant to, or permitted by, the terms hereof, from the date of the advances or the incurring of such expenses or costs until reimbursed;

(b) Any and all other indebtedness of the Corporation to the holders now or hereafter owing, regardless of how evidenced or arising, including but without limitation, any and all Special Notes issued hereunder; and

(c)    Any extensions or renewals of all such indebtedness described herein.

4.2    MORTGAGED PROPERTY

       In consideration of the premises herein contained and one ($1.00) dollar paid by the Trustee to the Corporation, the receipt and sufficiency whereof is hereby acknowledged, and to secure the due payment of the principal amount of the Special Notes from time to time issued and certified hereunder and all other monies, if any, for the time being and from time to time owing on the security of this Special Note Indenture and the due performance of the obligations of the Corporation herein contained and in pursuance of the power and authority hereinbefore recited and of every other power and authority it thereunto enables, and subject to the Permitted Encumbrances, the Corporation hereby grants, assigns, transfers, mortgages, pledges, charges and grants a Security Interest to and in favour of the Trustee, as trustee on behalf of the Noteholders, a first fixed and floating charge over and in respect of all of its undertaking and all of the property and assets of the Corporation for the time being, both present and future of whatsoever nature including, without restricting the generality of the foregoing, any real and personal, moveable and immoveable property, of whatsoever nature and kind and wheresoever situate, both present and future (except to the extent that the Personal Property Security Act, Alberta, is not applicable to a security interest in such personal property, and to the exception as to leaseholds, as set forth in section 4.3 hereof) and, without in any way limiting the generality of the foregoing, its uncalled capital and all present and future incomes, monies, sources of money, rights, powers, privileges, franchises, easements, agreements, leases, shares, bonds, debentures, book debts, accounts receivable, negotiable and non-negotiable instruments, judgments, chooses in actions, securities and all other property and things of value, tangible or intangible, legal or equitable of which the Corporation may be possessed or entitled to or which may at any time hereafter be acquired by the Corporation (all of such undertaking, property and assets being mortgaged, pledged and charged being herein collectively called the "Mortgaged Property").

4.3    EXCEPTIONS

       The Corporation shall not, without the prior consent of holders of not less than sixty-six and two-thirds (66-2/3%) in principal amount of Debentures then outstanding first had and obtained, be at liberty to and shall not, (i) except in respect of Permitted Encumbrances, create or incur or suffer to be created or incurred any mortgage, pledge, hypothec, lien, charge, encumbrance, assignment or other security of any kind whatsoever upon the Mortgaged Property or any part thereof ranking or purporting to rank in priority or pari passu to this Special Note Indenture or the charges created and secured hereby, or (ii) sell, assign, transfer, lease or otherwise dispose of the Mortgaged Property or any part thereof otherwise than in the ordinary course of business of the Corporation as it is presently conducted; provided always that the last day of the term of any lease, verbal or written, or any agreement therefor, now held or hereafter acquired by the Corporation or any renewal thereof, is hereby and shall be excepted out of the mortgage, pledge and charge created hereby or by any other instrument supplemental hereto and does not and shall not form part of the Mortgaged Property, but the Corporation shall stand possessed of the reversionary interest remaining in the Corporation of any leasehold interest forming part of the Mortgaged Property, upon trust to assign and dispose thereof as the Noteholder shall direct, and upon any sale of a leasehold interest or any part thereof, the Holder, for the purposes of vesting the aforesaid reversionary interest of any such term or any renewal thereof in any purchaser or purchasers thereof shall be entitled by deed or writing to appoint such purchaser or purchasers or any other person or persons a new trustee or trustees of the aforesaid reversion in the place of the Corporation and to vest the same accordingly in the new trustee or trustees so appointed, freed and discharged from any obligation respecting the same.

4.4    OBLIGATION TO PAY

       Nothing contained in this Special Note Indenture or the Special Notes, is intended to or shall impair, as between the Corporation, its creditors, and the holders, the obligation of the Corporation, which is absolute and unconditional, to pay to the holders the principal amount and other indebtedness of the Corporation to the holders, as and when the same shall become due and payable in accordance with the terms hereof, or affect the relative rights of the holders, nor shall anything herein prevent the Trustee, on behalf of the holders, from exercising all remedies otherwise permitted by applicable law or equity under this Special Note Indenture and the Special Notes.

4.5    DEFEASANCE

       Upon (i) payment by the Corporation to the holders of the total principal amount of the Special Notes and all other money secured by this Special Note Indenture and provided the security herein constituted shall not have become enforceable; or (ii) the exercise of all of the Special Notes to Debentures as provided herein, then the Mortgaged Property shall, subject to the terms of the Debenture Trust Indenture, revert and revest in the Corporation without any release, acquittance, reconveyance, re-entry or other act or formality whatsoever, but the Trustee shall nevertheless, within thirty (30) days of being requested in writing by the Corporation to do so, deliver up this Special Note Indenture to the Corporation and execute, acknowledge or deliver to the Corporation a full release and reconveyance of the Mortgaged Property or such parts thereof as shall not have been disposed under the powers herein contained and such further and other documents reasonably requested by the Corporation.

4.6    PARTIAL RELEASE

       Except as herein specifically provided, no postponement or partial release or discharge of the Security Interest, created under and secured by this Indenture in respect of all or any part of the Mortgaged Property shall in any way operate or be construed so as to release and discharge the security hereby constituted in respect of the Mortgaged Property, provided, or so as to release or discharge the Corporation from its liability to the holders to fully pay and satisfy the principal amount of the Special Notes and all other monies due or remaining unpaid by the Corporation to the holders from time to time as provided herein.

4.7    PROVISO FOR POSSESSION UNTIL DEFAULT

       Until the security hereby created shall become enforceable and the Trustee on behalf of the Noteholders hereof shall have determined to enforce the same, the Corporation shall be permitted in the same manner and to the same extent as if this Indenture had not been executed, but subject to the express terms hereof, to possess, operate, manage, use and enjoy its Mortgaged Property in the ordinary course of business of the Corporation and for the purpose of carrying on the same, and for such purpose, to take and use the rents, income, profits and issues thereof, including dividends, profits and interest upon or in respect of any shares, bonds or other securities, claims and demands in judgment or otherwise at any time forming part of the Mortgaged Property.

                                    ARTICLE 5
                            EXERCISE OF SPECIAL NOTES

5.1    METHOD OF EXERCISE OF SPECIAL NOTES

(a) The holder of any Special Note may exercise the right conferred on such holder to acquire Debentures by surrendering, after the Effective Date and prior to the Time of Expiry, to the Note Agency the Note Certificate with a duly completed and executed exercise form.

       A Note Certificate with the duly completed and executed exercise form referred to in this subsection shall be deemed to be surrendered only upon personal delivery thereof or, if sent by mail or other means of transmission, upon actual receipt thereof at, in each case, the Note Agency.

(b) Any exercise form referred to in subsection 5.1(a) shall be signed by the Noteholder or by the duly appointed legal representative thereof or a duly authorized attorney, with evidence of authority of any such legal representative or attorney attached thereto, and, if required by the exercise form, with such signature properly guaranteed, and shall specify:

       (i) the aggregate equal number of principal amount of Debentures which the holder wishes to acquire (being not more than those which the holder is entitled to acquire pursuant to the Note Certificate(s) surrendered);

       (ii) the person or persons in whose name or names such Debentures are to be issued;

       (iii)  the address or addresses of such person(s); and

       (iv) the aggregate number of Debentures to be issued to each such person if more than one is so specified.

       If any of the Debentures subscribed for are to be issued to a person or persons other than the Noteholder, the Noteholder shall pay to the Corporation or the Note Agency on behalf of the Corporation, all applicable transfer or similar taxes and the Corporation shall not be required to issue or deliver certificates evidencing Debentures unless or until such Noteholder shall have paid to the Corporation, or the Note Agency on behalf of the Corporation, the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid or that no tax is due.

(c) In connection with the exchange of Note Certificates and exercise of Special Notes and in compliance with such other terms and conditions hereof as may be required, the Corporation has appointed the principal offices of the Trustee in Calgary as the agency at which Note Certificates may be surrendered for exchange or at which Special Notes may be exercised. The Corporation may from time to time designate alternate or additional places as the Note Agency and shall give written notice to the Trustee of any change of the Note Agency.

5.2    EFFECT OF EXERCISE OF SPECIAL NOTES

(a) Upon compliance by the holder of any Note Certificate with the provisions of section 5.1 or upon the exercise of the Special Notes by the Trustee on behalf of the Noteholder of Special Notes pursuant to section 5.7, and subject to section 5.3, the Debentures subscribed for shall be deemed to have been issued and the person or persons to whom such Debentures are to be issued shall be deemed to have become the holder or holders of record of such Debentures on the Exercise Date unless the transfer registers of the Corporation shall be closed on such date, in which case the Debentures subscribed for shall be deemed to have been issued, and such person or persons deemed to have become the holder or holders of record of such Debentures, on the date on which such transfer registers are reopened.

(b) Within five Business Days after the Exercise Date with respect to a Special Note, the Corporation shall cause to be mailed to the person or persons in whose name or names the Debentures so subscribed for have been issued, as specified in the subscription, at the address specified in such subscription or, if so specified in such subscription, cause to be delivered to such person or persons at the Note Agency where the Note Certificate was surrendered, a certificate or certificates for the appropriate number of Debentures subscribed for. In the absence of instructions to the contrary, such certificates shall be issued in the name of the registered holder of the surrendered Note Certificate and shall be mailed by first class mail to the address of such Noteholder appearing on the Note Register.

(c) In the event of the exercise of Special Notes prior to the Corporation obtaining a receipt for the Prospectus from each of the Securities Commissions and delivering a copy of the Prospectus to such Special Noteholder, the Corporation may, on the advice of Counsel and if required by applicable law, legend the certificates representing the Debentures issued on such exercise to the effect the such shares are subject to trading restrictions under applicable securities legislation, and prior to the issuance of any such certificates the Trustee shall consult with the Corporation to determine whether such endorsing or legending is required.

5.3    PARTIAL EXERCISE OF SPECIAL NOTES; FRACTIONS

(a) The holder of any Special Notes may acquire a principal amount of Debentures less than the principal amount of Special Notes which the holder is entitled to acquire pursuant to the surrendered Note Certificate(s). In the event of any exercise of a principal amount of Special Notes less than the principal amount which the holder is entitled to exercise, the holder of the Special Notes upon such exercise shall also be entitled to receive, without charge therefor, a new Note Certificate(s) in respect of the balance of the principal amount of Special Notes represented by the surrendered Note Certificate(s) not then exercised. In the absence of instructions to the contrary, such certificate shall be issued in the name of the registered holder of the surrendered Note Certificate and shall be mailed by first class mail to the address of such Noteholder appearing on the Note Register.

(b) Notwithstanding anything herein contained, the Corporation shall not be required, upon the exercise of any Special Notes, to issue Debentures or to distribute certificates which evidence Debentures in denominations other than $1,000 of principal amount or integral multiples thereof.

5.4    EXPIRATION OF SPECIAL NOTES

Subject to section 5.7, immediately after the Time of Expiry, all rights under any Special Note in respect of which the right of acquisition herein and therein provided for shall not have been exercise shall cease and terminate and such Special Note shall be void and of no further force or effect.

5.5    CANCELLATION OF SURRENDERED SPECIAL NOTES

All Note Certificates surrendered or deemed to be surrendered to the Note Agency pursuant to the terms hereof, shall be returned to the Trustee for cancellation and, after the expiry of any period of retention prescribed by law, destroyed by the Trustee. Upon request by the Corporation, the Trustee shall furnish to the Corporation a destruction certificate identifying the Note Certificates so destroyed and the number of Special Notes evidenced thereby.

5.6    ACCOUNTING AND RECORDING

(a) The Trustee shall promptly account to the Corporation with respect to the Special Notes exercised. Any securities or other instruments from time to time received by the Trustee shall be received in trust for, and shall be segregated and kept apart by the Trustee in trust for, the Corporation.

(b) The Trustee shall record the particulars of Special Notes exercised which shall include the names and addresses of the persons who become holders of Debentures on exercise and the Exercise Date. Within five Business Days of each Exercise Date, the Trustee shall provide such particulars in writing to the Corporation.

5.7    EXERCISE BY TRUSTEE

       Immediately prior to the Time of Expiry, the rights of all holders of Special Notes not then exercised to acquire Debentures shall be exercised by the Trustee on behalf of the Noteholders and the Debentures issuable thereby shall be deemed to be issued to the Noteholders at such time.

The Corporation shall cause to be mailed or, if so specified in the exercise form, cause to be delivered at the Note Agency where the Note Certificate was surrendered, to the person or persons specified in the exercise form a debenture certificate or debenture certificates for the appropriate number of Debentures upon receipt at the Note Agency of the Note Certificate with the duly completed and executed exercise form specifying the matters referred to in paragraphs 5.1(b)(ii), 5.1(b)(iii) and 5.1(b)(iv) together with any payment of the nature referred to in subsection 5.1(b).

5.8    SECURITIES RESTRICTIONS

       Notwithstanding anything herein contained, Debentures will only be issued pursuant to any Special Note in compliance with the securities laws of any applicable jurisdiction and, without limiting the generality of the foregoing, in the event that Special Notes are exercised pursuant to section 5.1 prior to the issuance of a receipt for the Prospectus by the Securities Commissions in each of the Filing Jurisdictions, the certificates representing the Debentures issued thereby will bear such legend as may, in the opinion of counsel of the Corporation, be necessary in order to avoid a violation of any securities laws of any province in Canada or of the United States or to comply with the requirements of any stock exchange on which the Debentures are listed, provided that, if at any time, in the opinion of counsel to the Corporation, such legends are no longer necessary in order to avoid a violation of any such laws, or the holder of any such legended certificate, at the holder's expense, provides the Corporation with evidence satisfactory in form and substance to the Corporation (which may include an opinion of counsel satisfactory to the Corporation) to the effect that such holder is entitled to sell or otherwise transfer such Debentures in a transaction in which such legends are not required, such legended certificate may thereafter be surrendered to the Corporation in exchange for a certificate which does not bear such legend.

                                    ARTICLE 6
                                  INDEBTEDNESS

6.1    COVENANT TO PAY

       The Corporation, for value received, acknowledges and confirms itself to be indebted to the holders and promises to pay the holders the principal amount of Special Notes and the interest payable thereon outstanding from time to time, in the manner and the priority as hereinafter set forth, or on such earlier date as the principal amount hereby secured may be payable and in the meantime promises to pay interest on the principal amount at the rate and times as hereinafter set forth, should the Corporation at any time make default of its obligations in the payment of any part or all of the principal amount or interest, then to pay interest on the amount in default both before and after judgment at the same rate and like money at the same place on the same date.

6.2    TERMS AND CONDITIONS OF SPECIAL NOTES

       The terms and conditions of the Special Notes as herein created, relating to the payment of the principal amount, maturity, calculation and payment of interest, order or repayment, security for past, present and future indebtedness, security, mortgaged property, defeasance, covenants, insurance, negative covenants, provisions relating to default, notice of default and enforcement of repayment of indebtedness, satisfaction and discharge shall in all respects be identical to the terms and conditions of the Debentures set forth and prescribed in the Debenture Trust Indenture and the provisions of the Debentures and the Debenture Trust Indenture as same relate to the foregoing, shall apply MUTATIS MUTANDIS with respect to the Special Notes, as if such terms and conditions were more fully set forth herein, and including but without limiting the generality of the foregoing, such provisions shall include
Article 3, Article 4, Article 5, Article 6, Article 7 and Article 8, inclusive, of the Debenture Trust Indenture. Where inconsistencies, if any, exist in respect of the foregoing provisions between this Special Note Indenture and the Debenture Trust Indenture, the applicable provisions of the Debenture Trust Indenture shall govern.

                                    ARTICLE 7
                     RIGHTS OF THE CORPORATION AND COVENANTS

7.1    OPTIONAL PURCHASES BY THE CORPORATION

       The Corporation may from time to time purchase, by private contract or otherwise, any of the Special Notes. Any such purchase shall be made at the lowest price or prices at which, in the opinion of the directors, such Special Notes are then obtainable, plus reasonable costs of purchase, and may be made in such manner, from such persons and on such other terms as the Corporation, in its sole discretion, may determine. Any Note Certificates representing the Special Notes purchased pursuant to this section shall forthwith be delivered to and cancelled by the Trustee. No Special Notes shall be issued in replacement thereof.

7.2    GENERAL COVENANTS

       The Corporation covenants with the Trustee that so long as any Special Notes remain outstanding:

(a) it shall reserve and keep available a sufficient number of Debentures for the purpose of enabling it to satisfy its obligations to issue Debentures upon conversion of the Special Notes;

(b) it shall cause the Debentures and the certificates representing the Debentures acquired pursuant to the exercise of the Special Notes to be duly issued and delivered in accordance with the Note Certificates and the terms hereof;

(c) all Debentures which shall be issued upon exercise of the right to acquire provided for herein and in the Note Certificates shall be issued as fully paid and non-assessable;

(d)    it shall maintain its corporate existence;

(e) it shall use its best efforts to ensure that all Common Shares outstanding or issuable from time to time (including without limitation the Common Shares issuable on the conversion of the Debentures) are listed and posted for trading on The Alberta Stock Exchange;

(f) it shall make all requisite filings under applicable Canadian securities legislation including those necessary to remain a reporting issuer not in default in each of the Filing Jurisdictions and those necessary to report the exercise of the right to acquire Debentures pursuant to Special Notes and the issuance of Common Shares pursuant to the conversion of the Debentures;

(g) it shall use its best efforts to obtain a receipt for the Prospectus or obtain an Order, as soon as practicable, from each of the Securities Commissions so that the resale of the Debentures, issuable upon the exercise of the Special Notes and Common Shares issuable upon the conversion of the Debentures will not be subject to the prospectus requirements nor any "hold period" under applicable securities legislation in such Filing Jurisdictions;

(h) it shall give written notice to the Trustee and to each registered holder of Special Notes of the issuance of the receipts for a Prospectus or an Order, together with a commercial copy of the Prospectus or a copy of an Order, as soon as practicable but, in any event, not later than three Business Days after the issuance of such receipts; and

(i) generally, it will well and truly perform and carry out all of the acts or things to be done by it as provided in this Indenture or as the Trustee may reasonably require for the better accomplishing and effecting of the intentions and provisions of this Indenture.

7.3       TRUSTEE'S REMUNERATION AND EXPENSES

          The Corporation covenants that it will pay to the Trustee from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of its Counsel and all other advisers and assistants not regularly in its employ) both before any default hereunder and thereafter until all duties of the Trustee hereunder shall be finally and fully performed, except any such expense, disbursement or advance as may arise out of or result from the Trustee's negligence, wilful misconduct or bad faith.

7.4       SECURITIES QUALIFICATION REQUIREMENTS

(a) If, in the opinion of counsel, any instrument (not including a prospectus except the Prospectus required to be filed with the Securities Commissions under subsection 7.2(g) is required to be filed with, or any permission is required to be obtained from, any governmental authority in Canada or any other step is required under any federal or provincial law of Canada before any Debentures or Common Shares which a Noteholder is entitled to acquire pursuant to the exercise of any Special Note may properly and legally be issued upon due exercise thereof and thereafter traded, without further formality or restriction, the Corporation covenants that it will take such required action.

(b) The Corporation or, if required by the Corporation, the Trustee will give notice of the issue of Debentures pursuant to the exercise of Special Notes, in such detail as may be required, to the Securities Commission in each of the Filing Jurisdictions in which there is legislation or regulation permitting or requiring the giving of any such notice in order that such issue of Debentures and the subsequent disposition of the Debentures so issued will not be subject to the prospectus qualification requirements of such legislation or regulation.

7.5       PERFORMANCE OF COVENANTS BY TRUSTEE

          If the Corporation shall fail to perform any of its covenants contained in this Indenture, the Trustee may notify the Noteholders of such failure on the part of the Corporation or may itself perform any of the covenants capable of being performed by it but, subject to section 11.2, shall be under no obligation to perform such covenants or to notify the Noteholders of such performance by it. All sums expended or advanced by the Trustee in so doing shall be repayable as provided in section 7.3. No such performance, expenditure or advance by the Trustee shall relieve the Corporation of any default hereunder or of its continuing obligations under the covenants herein contained.

                                     ARTICLE 8
                                    ENFORCEMENT

8.1       SUITS BY NOTEHOLDERS

          Subject to section 8.4, all or any of the rights conferred upon any Noteholder by any of the terms of the Note Certificates or the Indenture or both may be enforced by the Noteholder by appropriate proceedings but without prejudice to the right which is hereby conferred upon the Trustee to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Noteholders.

8.2       IMMUNITY OF SHAREHOLDERS, ETC.

          The Trustee and, by the acceptance of the Note Certificates and as part of the consideration for the issue of the Special Notes, the Noteholders hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any incorporator or any past, present or future shareholder, director, officer, employee or agent of the Corporation or any successor corporation on any covenant, agreement, representation or warranty by the Corporation contained herein or in the Note Certificates.

8.3       LIMITATION OF LIABILITY

          The obligations hereunder are not personally binding upon, nor shall resort hereunder be had to, the private property of any of the past, present or future directors or shareholders of the Corporation or any successor corporation or any of the past, present or future officers, employees or agents of the Corporation or any successor corporation, but only the property of the Corporation or any successor corporation shall be bound in respect hereof.

8.4       WAIVER OF DEFAULT

          Upon the happening of any default of any covenant or obligation of the Corporation provided for herein:

(a) the holders of not less than 66 2/3% of the aggregate number of Special Notes then outstanding shall have power (in addition to the powers exercisable by extraordinary resolution as provided in section 9.10) by requisition in writing to instruct the Trustee to waive any default hereunder and the Trustee shall thereupon waive the default upon such terms and conditions as shall be prescribed in such requisition; or

(b) the Trustee shall have power to waive any default hereunder upon such terms and conditions as the Trustee may deem advisable, if, in the Trustee's opinion, the same shall have been cured or adequate provision made therefor;

provided that no delay or omission of the Trustee or of the Noteholders to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein and provided further that no act or omission either of the Trustee or of the Noteholders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default hereunder of the rights resulting therefrom.

                                   ARTICLE 9
                           MEETINGS OF NOTEHOLDERS

9.1       RIGHT TO CONVENE MEETINGS

          The Trustee may at any time and from time to time, and shall on receipt of a written request of the Corporation or of a Noteholders' Request and upon being indemnified to its reasonable satisfaction by the Corporation or by the Noteholders signing such Noteholders' Request against the cost which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Noteholders. In the event of the Trustee failing to so convene a meeting within seven days after receipt of such written request of the Corporation or such Noteholders' Request and indemnity given as aforesaid, the Corporation or such Noteholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Calgary or at such other place as may be approved or determined by the Trustee and approved by the Corporation, acting reasonably.

9.2       NOTICE

          At least ten days prior notice of any meeting of Noteholders shall be given to the Noteholders in the manner provided for in section 12.2 and a copy of such notice shall be sent by mail to the Trustee (unless the meeting has been called by the Trustee) and to the Corporation (unless the meeting has been called by the Corporation). Such notice shall state the time when and the place where the meeting is to be held, shall state briefly the general nature of the business to be transacted thereat and shall contain such information as is reasonably necessary to enable the Noteholders to make a reasoned decision on the matter, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 9.

9.3       CHAIRMAN

          An individual (who need not be a Noteholder) designated in writing by the Trustee shall be chairman of the meeting and if no individual is so designated, or if the individual so designated is not present within 15 minutes from the time fixed for the holding of the meeting, the Noteholders present in person or by proxy shall choose an individual present to be chairman.

9.4       QUORUM

          Subject to the provisions of section 9.11, at any meeting of the Noteholders a quorum shall consist of Noteholders present in person or by proxy and entitled to purchase at least 25% of the aggregate principal amount of Debentures which could be acquired pursuant to all the then outstanding Special Notes, provided that at least two persons entitled to vote thereat are personally present. If a quorum of the Noteholders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by Noteholders or on a Noteholders' Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day) at the same time and place and no notice of the adjournment need be given. Any business may be brought before or dealt with at an adjourned meeting which might have been dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless a quorum be present at the commencement of business. At the adjourned meeting the Noteholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened.

9.5       POWER TO ADJOURN

The chairman of any meeting at which a quorum of the Noteholders is present may, with the consent of the meeting, adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

9.6       SHOW OF HANDS

          Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on an extraordinary resolution shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

9.7       POLL AND VOTING

          On every extraordinary resolution, and on any other question submitted to a meeting and after a vote by show of hands when demanded by the chairman or by one or more of the Noteholders acting in person or by proxy and entitled to acquire in the aggregate at least 5% of the aggregate principal amount of Debentures which could be acquired pursuant to all the Special Notes then outstanding, a poll shall be taken in such manner as the chairman shall direct. Questions other than those required to be determined by extraordinary resolution shall be decided by a majority of the votes cast on the poll.

          On a show of hands, every person who is present and entitled to vote, whether as a Noteholder or as proxy for one or more absent Noteholders, or both, shall have one vote. On a poll, each Noteholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each one ($1.00) dollar of Debenture which he is entitled to acquire pursuant to the Special Note or Special Notes then held or represented by it. A proxy need not be a Noteholder. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Special Notes, if any, held or represented by him.

9.8       REGULATIONS

          The Trustee, or the Corporation with the approval of the Trustee, may make and vary such regulations as it shall think fit for:

(a) the setting of the record date for a meeting for the purpose of determining Noteholders entitled to receive notice of and to vote at the meeting;

(b) the issue of voting certificates by any bank, trust company or other depositary satisfactory to the Trustee stating that the Note Certificates specified therein have been deposited with it by a named person and will remain on deposit until after the meeting, which voting certificate shall entitle the persons named therein to be present and vote at any such meeting and at any adjournment thereof or to appoint a proxy or proxies to represent them and vote for them at any such meeting and at any adjournment thereof in the same manner and with the same effect as though the persons so named in such voting certificates were the actual bearers of the Note Certificates specified therein;

(c) the deposit of voting certificates and instruments appointing proxies at such place and time as the Trustee, the Corporation or the Noteholders convening the meeting, as the case may be, may in the notice convening the meeting direct;

(d) the deposit of voting certificates and instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, cabled or telegraphed before the meeting to the Corporation or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting;

(e)       the form of the instrument of proxy; and

(f) generally for the calling of meetings of Noteholders and the conduct of business thereat.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as a Noteholder, or be entitled to vote or be present at the meeting in respect thereof (subject to section 9.9), shall be Noteholders or their Counsel, or proxies of Noteholders.

9.9       CORPORATION AND TRUSTEE MAY BE REPRESENTED

          The Corporation and the Trustee, by their respective directors and officers, and the Counsel for the Corporation and for the Trustee may attend any meeting of the Noteholders, but shall not be entitled to vote thereat, whether in respect of any Special Notes held by them or otherwise.

9.10      POWERS EXERCISABLE BY EXTRAORDINARY RESOLUTION

          In addition to all other powers conferred upon them by any other provisions of this Indenture or by law, the Noteholders at a meeting shall, subject to the provisions of section 9.11, have the power, exercisable from time to time by extraordinary resolution:

(a) to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of Noteholders or the Trustee in its capacity as trustee hereunder or on behalf of the Noteholders against the Corporation, whether such rights arise under this Indenture or the Note Certificates or otherwise;

(b) to amend, alter or repeal any extraordinary resolution previously passed or sanctioned by the Noteholders;

(c) to direct or to authorize the Trustee to enforce any of the covenants on the part of the Corporation contained in this Indenture or the Note Certificates or to enforce any of the rights of the Noteholders in any manner specified in such extraordinary resolution or to refrain from enforcing any such covenant or right;

(d) to waive, and to direct the Trustee to waive, any default on the part of the Corporation in complying with any provisions of this Indenture or the Note Certificates either unconditionally or upon any conditions specified in such extraordinary resolution;

(e) to restrain any Noteholder from taking or instituting any suit, action or proceeding against the Corporation for the enforcement of any of the covenants on the part of the Corporation in this Indenture or the Note Certificates or to enforce any of the rights of the Noteholders;

(f) to direct any Noteholder who, as such, has brought any suit, action or proceeding to stay or to discontinue or otherwise to deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by such Noteholder in connection therewith;

(g) to assent to any change in or omission from the provisions contained in the Note Certificates and this Indenture or any ancillary or supplemental instrument which may be agreed to by the Corporation, and to authorize the Trustee to concur in and execute any ancillary or supplemental indenture embodying the change or omission;

(h) with the consent of the Corporation, to remove the Trustee or its successor in office and to appoint a new trustee or trustees to take the place of the Trustee so removed;

(i) to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation; and

(j) to sanction any scheme for the reconstruction or reorganization of the Corporation or for the consolidation, amalgamation or merger of the Corporation with any other corporation or for the sale, leasing, transfer or other disposition of all or substantially all the property and assets of the Corporation.

9.11      MEANING OF EXTRAORDINARY RESOLUTION

(a) The expression "extraordinary resolution" when used in this Indenture means, subject as hereinafter provided in this section and in section 9.14, a resolution proposed at a meeting of Noteholders duly convened for that purpose and held in accordance with the provisions of this Article 7 at which there are present in person or by proxy Noteholders entitled to acquire at least 25% of the aggregate principal amount of Debentures which may be acquired pursuant to all the then outstanding Special Notes and passed by the affirmative votes of Noteholders entitled to acquire not less than 66 2/3% of the aggregate principal amount of Debentures which may be acquired pursuant to all the then outstanding Special Notes represented at the meeting and voted on the poll upon such resolution.

(b) If, at the meeting at which an extraordinary resolution is to be considered, Noteholders entitled to acquire at least 25% of the aggregate principal amount of Debentures which may be acquired pursuant to all the then outstanding Special Notes are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by Noteholders or on a Noteholders' Request, shall be dissolved; but in any other case it shall stand adjourned to such day, being not less than 15 or more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than ten days' prior notice shall be given of the time and place of such adjourned meeting in the manner provided for in section 12.2. Such notice shall state that at the adjourned meeting the Noteholders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Noteholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in subsection 9.11(a) shall be an extraordinary resolution within the meaning of this Indenture notwithstanding that Noteholders entitled to acquire at least 25% of the aggregate principal amount of Debentures which may be acquired pursuant to all the then outstanding Special Notes are not present in person or by proxy at such adjourned meeting.

(c) Votes on an extraordinary resolution shall always be given on a poll and no demand for a poll on an extraordinary resolution shall be necessary.

9.12      POWERS CUMULATIVE

          Any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Noteholders by extraordinary resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Noteholders to exercise such power or powers or combination of powers then or thereafter from time to time.

9.13      MINUTES

          Minutes of all resolutions and proceedings at every meeting of Noteholders shall be made and duly entered in books to be provided from time to time for that purpose by the Trustee at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chairman or the secretary of the meeting at which such resolutions were passed or proceedings had shall be PRIMA FACIE evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken shall be deemed to have been duly passed and taken.

9.14      INSTRUMENTS IN WRITING

          All actions which may be taken and all powers that may be exercised by the Noteholders at a meeting held as provided in this Article 9 may also be taken and exercised by Noteholders entitled to acquire at least 66 2/3% of the aggregate principal amount of Debentures which may be acquired pursuant to all the then outstanding Special Notes by an instrument in writing signed in one or more counterparts by such Noteholders in person or by attorney duly appointed in writing, and the expression "extraordinary resolution" when used in this Indenture shall include an instrument so signed.

9.15      BINDING EFFECT OF RESOLUTIONS

          Every resolution and every extraordinary resolution passed in accordance with the provisions of this Article 7 at a meeting of Noteholders shall be binding upon all the Noteholders, whether present at or absent from such meeting, and every instrument in writing signed by Noteholders in accordance with section 7.14 shall be binding upon all the Noteholders, whether signatories thereto or not, and each and every Noteholder and the Trustee (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing.

9.16      HOLDINGS BY CORPORATION DISREGARDED

          In determining whether Noteholders holding Note Certificates evidencing the entitlement to acquire the required principal amount of Debentures are present at a meeting of Noteholders for the purpose of determining a quorum or have concurred in any consent, waiver, extraordinary resolution, Noteholders' Request or other action under this Indenture, Special Notes owned legally or beneficially by the Corporation or any Subsidiary of the Corporation shall be disregarded in accordance with the provisions of section 12.9.

                                   ARTICLE 10
                             SUPPLEMENTAL INDENTURES

10.1      PROVISION FOR SUPPLEMENTAL INDENTURES FOR CERTAIN PURPOSES

          From time to time the Corporation (when authorized by action of the directors) and the Trustee may, subject to the provisions hereof, and they shall, when so directed in accordance with the provisions hereof, execute and deliver by their proper officers, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a) adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of Counsel, are necessary or advisable in the circumstances, provided that the same are not in the opinion of the Trustee prejudicial to the interests of the Noteholders;

(b)       giving effect to any extraordinary resolution passed as provided in
          Article 9;

(c) making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of the Special Notes on any stock exchange, provided that such provisions are not, in the opinion of the Trustee, prejudicial to the interests of the Noteholders;

(d) adding to or altering the provisions hereof in respect of the transfer of Special Notes, making provision for the exchange of Note Certificates, and making any modification in the form of the Note Certificates which does not affect the substance thereof;

(e) modifying any of the provisions of this Indenture, including relieving the Corporation from any of the obligations, conditions or restrictions herein contained, provided that such modification or relief shall be or become operative or effective only if, in the opinion of the Trustee, such modification or relief in no way prejudices any of the rights of the Noteholders or of the Trustee, and provided further that the Trustee may in its sole discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Trustee when the same shall become operative; and

(f) for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions herein, provided that in the opinion of the Trustee the rights of the Trustee and of the Noteholders are in no way prejudiced thereby.

10.2      SUCCESSOR CORPORATIONS

          In the case of the consolidation, amalgamation, merger or transfer of all or substantially all of the undertaking or assets of the Corporation to another corporation ("Successor Corporation"), the Successor Corporation resulting from such consolidation, amalgamation, merger or transfer (if not the Corporation) shall expressly assume, by supplemental indenture satisfactory in form to the Trustee and executed and delivered to the Trustee, the due and punctual performance and observance of each and every covenant and condition of this Indenture to be performed and observed by the Corporation.

                                   ARTICLE 11
                             CONCERNING THE TRUSTEE

11.1      TRUST INDENTURE LEGISLATION

(a) If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, such mandatory requirement shall prevail.

(b) The Corporation and the Trustee agree that each will, at all times in relation to this Indenture and any action to be taken hereunder, observe and comply with and be entitled to the benefits of Applicable Legislation.

11.2      RIGHTS AND DUTIES OF TRUSTEE

(a) In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Trustee shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct or bad faith.

(b) The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Trustee or the Noteholders hereunder shall be conditional upon the Noteholders furnishing, when required by notice by the Trustee, sufficient funds to commence or to continue such act, action or proceeding and an indemnity reasonably satisfactory to the Trustee to protect and to hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Indenture shall require the Trustee to expend or to risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

(c) The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Noteholders, at whose instance it is acting, to deposit with the

          Trustee the Note Certificates held by them, for which Note Certificates the Trustee shall issue receipts.

(d) Every provision of this Indenture that by its terms relieves the Trustee of liability or entitles it to rely upon any evidence submitted to it, is subject to the provisions of Applicable Legislation, this section 11.2 and of section 11.3.

11.3      EVIDENCE, EXPERTS AND ADVISERS

(a) In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Corporation shall furnish to the Trustee such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by Applicable Legislation or as the Trustee may reasonably require by written notice to the Corporation.

(b) In the exercise of its rights and duties hereunder, the Trustee may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed in statutory declarations, opinions, reports, written requests, consents, or orders of the Corporation, certificates of the Corporation or other evidence furnished to the Trustee pursuant to any provision hereof or of Applicable Legislation or pursuant to a request of the Trustee, provided that such evidence complies with Applicable Legislation and that the Trustee complies with Applicable Legislation and that the Trustee examines such evidence and determines that such evidence complies with the applicable requirements of this Indenture.

(c) Whenever it is provided in this Indenture or under Applicable Legislation that the Corporation shall deposit with the Trustee resolutions, certificates, reports, opinions, requests, orders or other documents, it is intended that the trust, accuracy and good faith on the effective date thereof and the facts and opinions stated in all such documents so deposited shall, in each and every such case, be conditions precedent to the right of the Corporation to have the Trustee take the action to be based thereon.

(d) Proof of the execution of an instrument in writing, including a Noteholders' Request, by any Noteholder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Trustee may consider adequate.

(e) The Trustee may employ or retain such Counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, and shall not be responsible for any misconduct or negligence on the part of any such experts or advisers who have been appointed with due care by the Trustee.

11.4      DOCUMENTS, MONIES, ETC. HELD BY TRUSTEE

          Any securities, documents of title or other instruments that may at any time be held by the Trustee subject to the trusts hereof may be placed in the deposit vaults of the Trustee or of any Canadian chartered bank or deposited for safekeeping with any such bank. Unless herein otherwise expressly provided, any monies held pending the application or withdrawal thereof under any provisions of this Indenture may be deposited in the name of the Trustee in the deposit department of the Trustee or in any Canadian chartered bank at the rate of interest (if any) then current on similar deposits or, with the consent or at the written direction of the Corporation, may be: (i) deposited in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or a province thereof; or (ii) invested in securities issued or guaranteed by the Government of Canada or a province thereof or of any Canadian chartered bank or loan or trust company, provided that the securities shall not have a maturity date of more than 60 days from the date of investment. Unless the Corporation shall be in default hereunder or unless otherwise specifically provided herein, all interest or other income received by the Trustee in respect of such deposits and investments shall belong to the Corporation.

11.5      ACTIONS BY TRUSTEE TO PROTECT INTEREST

          The Trustee shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Noteholders.

11.6      TRUSTEE NOT REQUIRED TO GIVE SECURITY

          The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

11.7      PROTECTION OF TRUSTEE

          By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

(a) the Trustee shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Note Certificates (except the representations contained in section 11.9 and in the certificate of the Trustee on the Note Certificates) or be required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Corporation;

(b) nothing herein contained shall impose any obligation on the Trustee to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

(c) the Trustee shall not be bound to give notice to any person or persons of the execution hereof; and

(d) the Trustee shall not have any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Corporation of any of the covenants herein contained or of any acts of any directors, officers, employees, agents or servants of the Corporation.

11.8      REPLACEMENT OF TRUSTEE; SUCCESSOR BY MERGER

(a) The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder, subject to this section 11.8, by giving to the Corporation not less than 90 days' prior notice in writing or such shorter prior notice as the Corporation may accept as sufficient. The Noteholders by extraordinary resolution shall have power at any time to remove the existing Trustee and to appoint a new Trustee. In the event of the Trustee resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new trustee unless a new trustee has already been appointed by the Noteholders; failing such appointment by the Corporation, the retiring Trustee or any Noteholder may apply to a justice of the Court of Queen's Bench of the Province of Alberta on such notice as such justice may direct, for the appointment of a new trustee; but any new trustee so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Noteholders. Any new trustee appointed under any provision of this section 11.8 shall be a corporation authorized to carry on the business of a trust company in the Province of Alberta and, if required by the Applicable Legislation for any other provinces, in such other provinces. On any such appointment the new trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee hereunder.

(b) Upon the appointment of a successor trustee, the Corporation shall promptly notify the Noteholders thereof in the manner provided for in section 12.2 hereof.

(c) Any corporation into or with which the Trustee may be merged or consolidated or amalgamated, or any corporation resulting therefrom to which the Trustee shall be a party, or any corporation succeeding to the trust business of the Trustee shall be the successor to the Trustee hereunder without any further act on its part or any of the parties hereto, provided that such corporation would be eligible for appointment as a successor trustee under subsection 11.8(a).

(d) Any Note Certificates certified but not delivered by a predecessor trustee may be certified by the successor trustee in the name of the predecessor or successor trustee.

11.9      CONFLICT OF INTEREST

(a) The Trustee represents to the Corporation that at the time of execution and delivery hereof no material conflict of interest exists between its role as a trustee hereunder and its role in any other capacity and agrees that in the event of a material conflict of interest arising hereafter it will, within 90 days after ascertaining that it has such material conflict of interest, either eliminate the same or assign its trust hereunder to a successor trustee approved by the Corporation and meeting the requirements set forth in subsection 11.8(a). Notwithstanding the foregoing provisions of this subsection 11.9(a), if any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Indenture and the Note Certificate shall not be affected in any manner whatsoever by reason thereof.

(b) Subject to subsection 11.9(a), the Trustee, in its personal or any other capacity, may buy, lend upon and deal in securities of the Corporation and generally may contract and enter into financial transactions with the Corporation or any Subsidiary of the Corporation without being liable to account for any profit made thereby.

11.10     INDEMNITY OF TRUSTEE

          The Corporation hereby indemnifies the Trustee from any and all costs, charges, expenses, liabilities or damages which may be incurred or suffered by the Trustee in respect of the performance of its duties under this Indenture except for such costs, charges, expenses, liabilities or damages attributable to the negligence or wilful misconduct of the Trustee.

11.11     ACCEPTANCE OF TRUST

          This Indenture is entered into with the Trustee for the benefit of, and the Trustee declares that it holds this Indenture and all rights, interests and benefits of this Indenture for, such persons, firms and corporations, and each of them, who are from time to time Noteholders. The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth.

11.12     TRUSTEE NOT TO BE APPOINTED RECEIVER

          The Trustee and any person related to the Trustee shall not be appointed a receiver, a receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.

                                  ARTICLE 12
                                   GENERAL

12.1   NOTICE TO THE CORPORATION AND THE TRUSTEE

(a) Unless herein otherwise expressly provided, any notice to be given hereunder to the Corporation or the trustee shall be deemed to be validly given if delivered or if sent by registered letter, postage prepaid:

       If to the Corporation:

       Battery One, Inc.
       7850 Woodbine Avenue, Suite 201
       Markham, Ontario
       L3R 0B9

       ATTENTION: PRESIDENT

       If to the Trustee:

       Montreal Trust Company of Canada
       Suite 600, 530 - 8th Avenue S.W.
       Calgary, Alberta
       T2P 3S8

       Attention:  MANAGER, CORPORATE TRUST DEPARTMENT

       and any such notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery or, if mailed, on the fifth Business Day following the date of the postmark on such notice.

(b) The Corporation or the Trustee, as the case may be, may notify the other in the manner provided in subsection 12.1(a) of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Corporation or the Trustee, as the case may be, for all purposes of this Indenture.

(c) If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Trustee or to the Corporation hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered to the named officer of the party to which it is addressed or, if it is delivered to such party at the appropriate address provided in subsection 12.1(a), by cable, telegram, telecopy or other means of prepaid, transmitted and recorded communication.

12.2   NOTICE TO NOTEHOLDERS

(a) Any notice to the Noteholders under the provisions of this Indenture shall be valid and effective if sent by telegram, telex or telecopier or letter or circular through the ordinary post addressed to such holders at their post office addresses appearing on the register hereinbefore mentioned and shall be deemed to have been effectively given on the date of delivery or, if mailed, five Business Days following actual posting of the notice.

(b) If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Noteholders hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered personally to such Noteholders or if delivered to the address for such Noteholders contained in the register of Special Notes maintained by the Trustee, by cable, telegram, telex or other means of prepaid transmitted and recorded communication.

12.3   OWNERSHIP OF SPECIAL NOTES

       The Corporation and the Trustee may deem and treat the registered owner of any Special Notes as the absolute owner thereof for all purposes and the Corporation and the Trustee shall not be affected by any notice or knowledge to the contrary except where the Corporation or the Trustee is required to take notice by statute or by order of a court of competent jurisdiction. A Noteholder shall be entitled to the rights evidenced by its Note Certificate free from all equities or rights of set off or counterclaim between the Corporation and the original or any intermediate holder of the Special Notes and all persons may act accordingly and the receipt of any such Noteholder for the Debentures which may be acquired pursuant thereto shall be a good discharge to the Corporation and the Trustee for the same and neither the Corporation nor the Trustee shall be bound to inquire into the title of any such holder except where the Corporation or the Trustee is required to take notice by statute or by order of a court of competent jurisdiction.

12.4   EVIDENCE OF OWNERSHIP

(a) Upon receipt of a certificate of any bank, trust company or other depositary satisfactory to the Trustee stating that the Special Notes specified therein have been deposited by a named person with such bank, trust company or other depositary and will remain so deposited until the expiry of the period specified therein, the Corporation and the Trustee may treat the person so named as the owner, and such certificate as sufficient evidence of the ownership by such person of such Special Note during such period, for the purpose of any requisition, direction, consent, instrument or other document to be made, signed or given by the holder of the Special Note so deposited.

(b) The Corporation and the Trustee may accept as sufficient evidence of the fact and date of the signing of any requisition, direction, consent, instrument or other document by any person: (i) the signature of any officer of any bank, trust company, or other depositary satisfactory to the Trustee as witness of such execution, (ii) the certificate of any notary public or other officer authorized to take acknowledgments of deeds to be recorded at the place where such certificate is made that the person signing acknowledged to him the execution thereof, or (iii) a satisfactory declaration of a witness of such execution.

12.5   COUNTERPARTS

       This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution they shall be deemed to be dated as of the date hereof.

12.6   SATISFACTION AND DISCHARGE OF INDENTURE

       Upon the earlier of:

(a) the date by which there shall have been delivered to the Trustee for exercise or destruction all Note Certificates theretofore certified hereunder; or

(b)    the Time of Expiry;

and if all certificates representing Debentures required to be issued in compliance with the provisions hereof have been issued and delivered hereunder and if all payments required to be made pursuant to Article 4 have been made in accordance therewith, this Indenture shall cease to be of further effect and the Trustee, on demand of and at the cost and expense of the Corporation and upon delivery to the Trustee of a certificate of the Corporation stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture. Notwithstanding the foregoing, the indemnities provided to the Trustee by the Corporation hereunder shall remain in full force and effect and survive the termination of this Indenture.

12.7   SUCCESSORS

       All the covenants and provisions of this Indenture by or for the benefit of the Corporation or the Trustee shall bind and enure to the benefit of their respective successors and assigns hereunder.

12.8   SOLE BENEFIT OF PARTIES AND NOTEHOLDERS

       Nothing in this Indenture or in the Note Certificates, expressed or implied, shall give or be construed to give to any person other than the parties hereto and the Noteholders, as the case may be, any legal or equitable right, remedy or claim under this Indenture, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Noteholders.

12.9 COMMON SHARES OR SPECIAL NOTES OWNED BY THE CORPORATION OR ITS SUBSIDIARIES - CERTIFICATE TO BE PROVIDED

       For the purpose of disregarding any Special Notes owned legally or beneficially by the Corporation or any Subsidiary of the Corporation in
section 9.16, the Corporation shall provide to the Trustee, from time to time, a certificate of the Corporation setting forth as at the date of such certificate:

(a) the names (other than the name of the Corporation) of the registered holders of Special Notes which, to the knowledge of the Corporation, are owned by or held for the account of the Corporation or any Subsidiary of the Corporation; and

(b) the number of Special Notes owned legally or beneficially by the Corporation or any Subsidiary of the Corporation;

and the Trustee, in making the computations in section 9.16, shall be entitled to rely on such certificate without any additional evidence.

       IN WITNESS WHEREOF the parties hereto have executed this Indenture under their respective corporate seals and the hands of their proper officers in that behalf.

                                   BATTERY ONE, INC.


                                   Per:
                                             ---------------------------------
                                             J. Douglas Elliott
                                             Chief Executive Officer

                                   MONTREAL TRUST COMPANY OF CANADA


                                   Per:        /s/ [illegible]
                                              --------------------------------

                                   Per:        [illegible]
                                              --------------------------------

                               SCHEDULE "A"

To the annexed Special Note Indenture dated as of August 8, 1996 between Battery One, Inc. and Montreal Trust Company of Canada, as Trustee.

                           (Form of Special Note)

                             BATTERY ONE, INC.
                 (Incorporated under the laws of Alberta)


No.                                              $
   ---------------------------------               --------------------------


                    $6,000,000 10% CONVERTIBLE FIXED AND
               FLOATING CHARGE SECURED SPECIAL PROMISSORY NOTE


       Battery One, Inc. (hereinafter referred to as the "Corporation") for value received hereby promises to pay to______________________________________
_______________________________________________, the registered holder hereof on or before the Time of Expiry (as hereinafter defined), on presentation and surrender of this Special Note (as hereinafter defined), the sum of __________ ______________________ ($____________________) Dollars as represented by the
Debentures (as hereinafter defined), together with such further amount, if any, as may be payable in accordance with the provisions of the Indenture.

       Interest shall be payable on the outstanding balance of the principal amount of this Special Note at a rate of ten (10%) percent per annum and payable after as well as before maturity, default and judgment with interest payable on overdue interest at the same rate.

       The Corporation will pay interest semi-annually on the last day of each calendar month of such half year during the term of the promissory note (June 30 and December 31), from the date of execution of the Indenture, with the first payment of interest to commence on December 31, 1996.

       This Special Note is one of a series of up to $6,000,000 10% convertible fixed and floating charge secured special notes (herein referred to as the "Special Notes") in the maximum aggregate principal amount of six million ($6,000,000) dollars in lawful money of Canada issued under a special note indenture (herein referred to as the "Indenture") dated as of August 8, 1996 and made effective as of July 31, 1996 made between the Corporation and Montreal Trust Company of Canada (the "Trustee"), as trustee, to which the Indenture and all instruments supplemental thereto or in implementation thereof reference is hereby made for a description of the rights of the holders of the said Special Notes, of the Corporation and of the Trustee and of the terms and conditions upon which the Special Notes are issued and held, all to the same effect as if the provisions of the Indenture and such instruments supplemental thereto or in implementation thereof were herein set forth, to all of which provisions the holder of this Special Note, by acceptance hereof, assents.

       The Special Notes are issuable as fully registered promissory notes in denominations of one thousand ($1,000) dollars and any integral multiples of one thousand ($1,000) dollars. The Special Notes of any authorized denomination may be exchanged, as provided in the Indenture, for Debentures of an equal aggregate principal amount in any other authorized denomination or denominations.

       Each principal amount of $1,000 represented hereby entitles the holder thereof to acquire, for no additional payment to the Corporation, in the manner and subject to the restrictions and adjustments set forth in the Indenture, at any time and from time to time until 5:00 p.m. (Calgary time) (the "Time of Expiry") which is the earlier of (i) six (6) business days after the date of a receipt (or an Order of the nature described in the Indenture) has been obtained from the securities commission or similar regulatory authority in each of the Province of Alberta, British Columbia and Ontario (the "Filing Jurisdictions") relating to the distribution of Debentures upon the exercise of Special Notes; and (ii) July 31, 1997, Debentures on the basis of $1,000 of principal amount of Debentures per $1,000 of principal amount of Special Notes. Each Debenture shall be created and issuable under a Debenture Trust Indenture, dated as of August 8, 1996 and made effective as of July 31, 1996, between the Corporation and the Trustee.

       The right to acquire Debentures hereunder may only be exercised by the holder within the time set forth above by: (a) duly completing and executing the Exercise Form attached hereto; and (b) surrendering the Special Note to the Trustee at the principal office of the Trustee in the City of Calgary, in the Province of Alberta.

       This Special Note shall be deemed to be surrendered only upon personal delivery hereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Trustee at the office referred to above.

       Upon surrender of this Special Note, the person or persons in whose name or names the Debentures issuable upon exercise of this Special Notes are to be issued shall be deemed for all purposes (except as provided in the Indenture) to be the holder or holders of record of such Debentures and the Corporation has covenanted that it will (subject to the provisions of the Indenture) cause a certificate or certificates representing such Debentures to be delivered or mailed to the person or persons at the address or addresses specified in the Exercise Form within five (5) business days.

       Immediately prior to the Time of Expiry, the Trustee shall exercise the Special Note on behalf of the holder, if not already actually exercised, and the certificates representing the Debentures issued thereby may be obtained upon duly completing and executing the Exercise Form attached hereto and surrendering this Special Note to the Trustee at the principal office of the Trustee in the City of Calgary.

       The Indenture contains provisions for the holding of meetings of holders of Special Notes (the "Noteholders") and rendering resolutions passed at such meetings and instruments in writing signed by the holders of a specified majority of the Special Notes outstanding binding upon all Noteholders, subject to the provisions of the Indenture.

       This Special Note shall not become obligatory for any purpose until it shall have been certified by the Trustee under the Indenture.

       Nothing in the holding of this Special Note or the Indenture or otherwise, shall in itself, confer or be construed as conferring upon a Noteholder any right or interest whatsoever as a shareholder of the Corporation, including, but not limited to, the right to vote or receive notice of, or to attend meetings of shareholders or any other proceedings of the Corporation, or the right to receive dividends or other distributions.

       THIS SPECIAL NOTE IS SUBJECT TO RESALE RESTRICTIONS AND MAY NOT BE SOLD OR OTHERWISE TRADED OR TRANSFERRED.

       IN WITNESS WHEREOF the Corporation has caused its corporate seal to be hereunto affixed and this Special Note to be signed by its proper officers in that behalf as of August 8, 1996 and made effective as of July 31, 1996.

                                             BATTERY ONE, INC.


                                             Per:
                                                   ---------------------------

                                             Per:
                                                   ---------------------------

                         (FORM OF TRUSTEE'S CERTIFICATE)

              This Special Note is one of the $6,000,000 10% Convertible Fixed and Floating Charge Secured Special Notes referred to in the Indenture within mentioned.

                                   MONTREAL TRUST COMPANY OF CANADA




                                   Per:
                                         --------------------------------

                                  EXERCISE FORM

              $_______________ IN PRINCIPAL AMOUNT OF SPECIAL NOTES


TO:    BATTERY ONE, INC. AND
       MONTREAL TRUST COMPANY OF CANADA


       The undersigned hereby exercises the above noted principal amount of Special Notes to receive Debentures of Battery One, Inc. as constituted on July 31, 1996 (or such number of other securities or property to which such Special Notes entitle the undersigned in lieu thereof or in addition thereto under the provisions of the Indenture referred to in the accompanying Special Note Certificate) in accordance with and subject to the provisions of such Indenture.

       The Debentures (or other securities or property) issuable upon the exercise the Special Notes are to be issued as follows:

       Name:
            ------------------------------------------------------------------
                   (print clearly)

       Address in full:
                       -------------------------------------------------------
       -----------------------------------------------------------------------

       Social Insurance Number:
                                ----------------------------------------------

       Principal Amount:
                         -----------------------------------------------------

       Note: If further nominees intended, please attach (and initial) schedule giving these particulars.

       Such securities (please check one):

(a)  __________      should be sent by first class mail to the following
                     address:

                     ---------------------------------------------------------
                     ---------------------------------------------------------


                                       OR

(b)  __________      should be held for pick up at the office of the Trustee at which this Special Note Certificate is deposited.

              If the principal amount of Special Notes exercised are less than the principal amount of Special Notes represented hereby, the undersigned requests that the new Special Note Certificate representing the balance of the Special Notes be registered in the name of

------------------------------------------------------------------------------
whose address is
                 -------------------------------------------------------------


                     Such securities (please check one):

(a)  __________      should be sent by first class mail to the following
                     address:

                     ---------------------------------------------------------
                     ---------------------------------------------------------


                                       OR

(b)  __________      should be held for pick up at the office of the Trustee at which this Special Note Certificate is deposited.

              In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the holder hereof and will be sent by first class mail to the last address of the holder appearing on the register maintained for the Special notes.

                      DATED this ____ day of __________, 199__.



-----------------------------------          ---------------------------------
Signature Guaranteed                         (Signature of Special Noteholder)


                                              --------------------------------
                                              Print full name

                                              --------------------------------


                                              --------------------------------
                                              Print full address

INSTRUCTIONS:

1. The registered holder may exercise its right to receive Debentures by completing this form and surrendering this form and the Special Note Certificate representing the Special Notes being exercised to Montreal Trust Company of Canada at its principal office at Suite 600, 530 - 8th Avenue S.W., Calgary, Alberta. Certificates for Debentures will be delivered or mailed within five business days after the exercise of the Special Notes.

2. If the Exercise Form indicates that Debentures are to be issued to a person or persons other than the registered holder of the Certificate, the signature of such holder of the Exercise Form MUST be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

3. If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Trustee and the Corporation.

4. IF THE REGISTERED HOLDER EXERCISES ITS RIGHT TO RECEIVE DEBENTURES PRIOR TO A RECEIPT FOR A PROSPECTUS BEING ISSUED BY THE APPLICABLE SECURITIES COMMISSION THE DEBENTURES WILL BE SUBJECT TO A HOLD PERIOD AND MAY BE ISSUED WITH A LEGEND REFLECTING SUCH HOLD PERIOD.



                              OFFICE OF THE TRUSTEE
                        Montreal Trust Company of Canada
                        Suite 600, 530 - 8th Avenue S.W.
                                Calgary, Alberta
                                     T2P 3S8

                           Telephone:  (403) 267-6510